TASER

Q1 2015 Results Supplement

April 30, 2015

Please refer to TASER's financial statements as filed with the Securities and Exchange Commission for additional information.


1Q15 Results Dashboard
IN MILLIONS, EXCEPT PER SHARE DATA
Revenue
+23.7% Y/Y
$36.2
$44.8
Q1 '14
Q1 '15
% of revenue
Gross Margin
61.4%
66.7%
+34.5% Y/Y
$22.2
$29.9
Q1 '14
Q1 '15
S G & A
38.0%
32.5%
+6.0% Y/Y
$13.7
$14.6
Q1 '14
Q1 '15
R & D
10.0%
10.2%
+26.4% Y/Y
$3.6
$4.6
Q1 '14
Q1 '15
Op Inc
13.5%
23.9%
+121.2% Y/Y
$4.9
$10.7
Q1 '14
Q1 '15
Bookings
+287.7% Y/Y
$5.9
$22.9
Q1 '14
Q1 '15
Net Income
9.4%
16.1%
+112.4% Y/Y
$3.4
$7.2
Q1 '14
Q1 '15
Diluted EPS
+116.7% Y/Y
$0.06
$0.13
Q1 '14
Q1 '15
Op. CF
+201.8% Y/Y
$4.3
$13.0
Q1 '14
Q1 '15

1Q15 Results Drivers

In thousands

Revenue Drivers

1Q14 v. 1Q15


36,185
44,762
2014 Q1 Sales
X26E
X2
X26P
Cartridges
Flex
Body
Docks
E.COM
XREP
Other
2015 Q1 Sales

Cash & Investments


90,437
1,519
10,438
5,417
104,773
YE 2014 Total Cash & Investments
Cash
ST Investments
LT Investments
3.31.15 Total Cash & Investments

1Q15 Results Drivers

In thousands

COGS Drivers
1Q14 v. 1Q15



13,977
14,894
Q1 2014 COGS
Cap.Overhead in End. Inv.
Auto. Cart. Line Depr.
Obsolete Inventory
Change in Warranty
Indirect Personnel
Cost of Service
Direct Cogs
Other
Q1 2015 COGS

COGS Drivers
4Q14 v. 1Q15



19,403
14,894
Q4 2014 COGS
Obsolete Inventory, Net
Direct Cogs
Indirect Comp
Automated Cartridge Line Depreciation
Capitalized Overhead in End. Inventory
Cost of Service
Other
Q1 2015 COGS

1Q15 Results Drivers

In thousands

SG&A Drivers

1Q14 v. 1Q15


13,746
14,565
Q1 2014 SGA
Personnel
Commissions
Lobbying Fees
Accounting Fees
Travel
Consulting Fees
Employee Training
Legal & Related
Trade Shows
Other
Q1 2015 SGA

SG&A Drivers

4Q14 v. 1Q15


14,424
14,565
Q4 2014 SGA
IACP Tradeshow
Severance
Travel
Marketing
Professional/ Consulting/ Lobbying
Gain/Loss Intellectual Property
Commission
Accounting Fees
Other
Q1 2015 SGA

1Q15 **Results Drivers**

Hiring **Progress**



272
14
3
3
1
293
12.31 Salaried Headcount
Customer Facing
Software R&D
Hardware R&D
Other G&A
3.31 Salaried Headcount

The Company has hired an additional 23 hires thus far in Q2 including a new Sales Development function of 6 people.

***Salaried headcount is exclusive of manufacturing employees.*